Exhibit 99.2

Reconciliation of Non-GAAP Financial Measures
Net Income to EBITDA & Net Debt/EBITDA Calculations
Three Months Ended December 31, 2019
(Dollars shown in thousands)
(unaudited)

Net income	$110,043
Interest	45,757
Other interest	-
Depreciation and amortization	68,439
Gain on sale of properties/change in control of interests	(31,836)
Gain on sale of JV properties	(892)
Impairment charges	7,508
Impairment of JV properties	3,995
Provision/(benefit) for income taxes	263
Consolidated EBITDA	203,277
Transactional income, net	(1,957)
Consolidated EBITDA as adjusted	$201,320

Consolidated EBITDA	$203,277
Prorata share of interest expense - real estate JV's	6,463
Prorata share of depreciation and amortization - real estate JV's	10,910
EBITDA including prorata share - JV's	220,650
Transactional income, net	(1,957)
EBITDA as adjusted including prorata share - JV's	$218,693

Debt	$5,315,767
Cash	123,947
Net Debt	$5,191,820

Net Debt / EBITDA Calculation Prorata (Including Preferreds)

Net Debt (Prorata Share with JV)	$5,779,926
Preferred Stock	489,500
Debt	$6,269,426

Prorata EBITDA	$209,740
JV Depreciation	10,910
EBITDA Adjustments	(1,957)
EBITDA	$218,693

Net Debt and Preferred to Prorata EBITDA as adjusted (including preferreds)	7.2x